Exhibit (11)

Morris, Nichols, Arsht & Tunnell llp

1201 North Market Street

P.O. Box 1347

Wilmington, Delaware 19899-1347

(302) 658-9200

(302) 658-3989 FAX

April 22, 2024

TCW ETF Trust

515 South Flower Street

Los Angeles, CA 90071

Re:	TCW ETF Trust

Ladies and Gentlemen:

We have acted as special Delaware counsel to TCW ETF Trust, a Delaware statutory trust (the “Trust”), in connection with certain matters of Delaware law relating to the issuance of shares of beneficial interest (the “Shares”) of TCW Flexible Income ETF (the “Acquiring Fund”), a Series of the Trust. Capitalized terms used herein and not otherwise herein defined are used as defined in the Governing Instrument (as defined below).

We understand that, pursuant to an Agreement and Plan of Reorganization (the “Plan”) to be entered into by the Trust, on behalf of the Acquiring Fund, Metropolitan West Funds (the “Target Entity”), on behalf of Metropolitan West Flexible Income Fund (the “Target Fund”), a series of the Target Entity, and TCW Investment Management Company LLC solely for purposes of Section 9.2, and subject to the conditions set forth therein, Shares of the Acquiring Fund will be distributed to the shareholders of the Target Fund in connection with the liquidation and termination of the Target Fund.

TCW ETF Trust

April 22, 2024

In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us: the Plan; the Trust’s Registration Statement on Form N-14 to be filed with the Securities and Exchange Commission on or about the date hereof (the “Registration Statement”); the Certificate of Trust of the Trust (then named Deer Lane ETF Trust) as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on October 26, 2020, as amended by the Certificate of Amendment thereto as filed in the State Office on December 21, 2020, changing the name of the Trust from “Deer Lane ETF Trust” to “Engine No. 1 ETF Trust”, as further amended by the Certificate of Amendment thereto as filed in the State Office on October 12, 2023 and effective on October 13, 2023, changing the name of the Trust from “Engine No. 1 ETF Trust” to “TCW ETF Trust” (as so amended, the “Certificate”); the Second Amended and Restated Agreement and Declaration of Trust of the Trust dated as of October 13, 2023 (the “Governing Instrument”); the Second Amended and Restated By-Laws of the Trust effective as of October 13, 2023 (the “By-laws”); resolutions adopted at a meeting of the Trustees of the Trust held on April 8, 2024 relating to the approval and authorization of the Plan by the Trustees of the Trust and the issuance of Shares of the Acquiring Fund in accordance with the Plan and the Registration Statement (the “Authorizing Resolutions” and collectively with the Registration Statement, the Governing Instrument and the By-laws, the “Governing Documents”); and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing, as applicable, of the Acquiring Fund and each other person or entity that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization (other than the Trust); (ii) the due adoption, authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced agreements, instruments, certificates and other documents and of all documents contemplated by the Governing Documents to be executed by investors desiring to become Shareholders; (iii) the payment of consideration for Shares, and the application of such consideration, as provided in the Governing Documents and the Plan, the satisfaction of all conditions precedent to the issuance of Shares pursuant to the Plan and compliance with all other terms, conditions and restrictions set forth in the Plan and the Governing Documents in connection with the issuance of Shares under the Plan; (iv) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance, redemption or transfer of Shares; (v) that, subsequent to the filing of the Certificate, no event has occurred, or prior to the issuance of the Shares pursuant to the Plan will occur, that would cause a termination, dissolution or reorganization of the Trust under the Governing Instrument; (vi) that, subsequent to the filing of the Certificate, no event has occurred, or prior to the issuance of the Shares pursuant to the Plan will occur, that would cause a termination, dissolution or reorganization of the Acquiring Fund under the Governing Instrument; (vii) that the Trust became, prior to or within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act of 1940, as amended; (viii) that the activities of the Trust have been and will be conducted in accordance with the terms of the Governing Instrument and the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq.; and (ix) that each of the documents examined by us is in full force and effect, expresses the entire understanding of the parties thereto with respect to the subject matter thereof and has not been amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no documents, facts or circumstances that are contrary to or inconsistent with the opinions expressed herein. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion on the sufficiency or accuracy of the Registration Statement, or any other registration or offering documentation relating to the Trust, the Acquiring Fund or the Shares. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

TCW ETF Trust

April 22, 2024

Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that the Shares of the Acquiring Fund to be issued and delivered to shareholders of the Target Fund pursuant to the terms of the Plan and the Governing Documents, have been duly authorized for issuance and, upon issuance, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts and our review of the above-referenced documents and on the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity (including any Shareholder) with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the Trust and the Shareholders in connection with the matters contemplated hereby and may not be relied on by any other person or entity or for any other purpose without our prior written consent.

Sincerely,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ Louis G. Hering

Louis G. Hering